UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2013, Kindred Healthcare, Inc. (“Kindred” or the “Company”) signed a definitive agreement (the “Agreement”) to sell 17 non-strategic facilities (the “Facilities”) for $187 million to an affiliate of Vibra Healthcare, LLC (“Vibra”). Each of the Facilities is outside of Kindred’s 21 designated integrated care markets.

The Facilities consist of 15 transitional care hospitals (licensed as long-term acute care hospitals) containing 1,052 licensed beds, one inpatient rehabilitation facility containing 44 licensed beds and one skilled nursing facility containing 135 licensed beds. Six of the transitional care hospitals and the one skilled nursing facility are owned facilities. The remaining Facilities are leased.

The transaction is subject to Vibra finalizing its financing for the transaction and to regulatory approvals and other conditions to closing, including but not limited to, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. Kindred expects to complete the transaction through multiple closings occurring during the third and fourth quarters of 2013 as these conditions are satisfied.

The Agreement includes customary representations, warranties and covenants of Kindred and Vibra. The Agreement also provides for bilateral post-Closing indemnification, which is subject to specified limitations. Until the earlier of the termination of the Agreement pursuant to its terms or consummation of the transaction, Kindred will operate its business independently.

The representations, warranties and covenants set forth in the Agreement have been made only for the purposes of the Agreement and are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and therefore should not be relied upon by any person other than the purchaser.

In connection with the transaction, Kindred expects to record a pretax loss that could approximate $100 million, including a significant write-off of both goodwill and other intangible assets allocable to the disposed operations.

Item 7.01 Regulation FD Disclosure.

On April 25, 2013, the Company issued a press release announcing the execution of the Agreement. The Company also announced that while it expects the transaction with Vibra to be dilutive to earnings in 2013, the Company reaffirmed its core earnings per diluted share guidance range of $1.10 to $1.30 for continuing operations for fiscal 2013. A copy of the release is attached to this report as Exhibit 99.1.

The information in this Current Report on Form 8-K (including the exhibits hereto) is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release dated April 25, 2013.

Cautionary Statements

This Current Report on Form 8-K (including the exhibit hereto) includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, development opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Such forward-looking statements are estimates reflecting the best judgment of the Company based upon currently available information.

Forward-looking statements included in this Current Report on Form 8-K (including the exhibit hereto) are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the receipt of all required regulatory approvals and the satisfaction of closing conditions to the transactions discussed above, (b) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (c) the impact of final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s transitional care hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (d) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (e) the impact of the Budget Control Act of 2011 (as amended by the Taxpayer Relief Act) which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. The automatic 2% reduction on each claim submitted to Medicare began on April 1, 2013, (f) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by 50% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the new rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (g) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s transitional care hospitals, nursing centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (h) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (i) the ability of the Company’s hospitals to adjust to potential long-term acute care certification and medical necessity reviews, (j) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare Group, Inc. acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (k) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (l) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (m) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (n) the Company’s ability to meet its rental and debt service obligations, (o) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, Inc., (p) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (q) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (r) the Company’s ability to control costs, particularly labor and employee benefit costs, (s) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (t) the Company’s ability to attract and retain key executives and other healthcare personnel, (u) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (v) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (w) the Company’s ability to successfully dispose of unprofitable facilities, (x) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2012 and 2011, (y) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (z) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2013	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary